SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, DC 20549

SCHEDULE 14A INFORMATION

Proxy Statement Pursuant to Section 14(a) of
the Securities Exchange Act of 1934 (Amendment No. _____)

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Pacific Continental Corporation

(Name of Registrant as Specified in Its Charter)

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TO OUR SHAREHOLDERS:

      You are cordially invited to attend the 2004 Annual Meeting of Shareholders of Pacific Continental Corporation which will be held at 7:30 p.m. on Tuesday, April 20, 2004, at Pacific Continental Bank’s Olive Street Office, 111 West 7th Avenue, Eugene, Oregon.

      It is important that your shares be represented at the meeting. Whether or not you plan to attend the meeting, you are requested to complete, date, sign and return your Proxy in the envelope provided.

Sincerely,

HAL BROWN
President and Chief Executive Officer

March 17, 2004

NOTICE OF ANNUAL MEETING OF SHAREHOLDERS

       NOTICE IS HEREBY GIVEN that pursuant to call of its directors, the regular Annual Meeting of the Shareholders of Pacific Continental Corporation (“Company”) will be held at 111 West 7th Avenue, Eugene, Oregon, on Tuesday, April 20, 2004, at 7:30 p.m., for the purpose of considering and voting upon the following matters:

1. ELECTION OF DIRECTORS: Electing three persons to serve as directors for a three-year term or until their successors are elected and qualified.

2. AMEND THE COMPANY’S ARTICLES OF INCORPORATION. Amending the Company’s Articles of Incorporation to (i) increase the number of shares authorized for issuance; (ii) eliminate the par value of the Company’s common and preferred stock; and (iii) make certain other technical amendments.

3. WHATEVER OTHER BUSINESS may properly be brought before the meeting or any adjournment thereof.

      Only those shareholders of record at the close of business on March 5, 2004, will be entitled to notice of the meeting and to vote at the meeting.

By Order of the Board of Directors

HAL BROWN
President and Chief Executive Officer

Eugene, Oregon

March 17, 2004

WHETHER OR NOT YOU PLAN TO ATTEND THE MEETING IN PERSON, WE URGE YOU TO SIGN AND RETURN THE ENCLOSED PROXY AS PROMPTLY AS POSSIBLE. IF YOU DO ATTEND THE MEETING, YOU MAY THEN WITHDRAW YOUR PROXY AND VOTE IN PERSON. THE PROXY MAY BE REVOKED AT ANY TIME PRIOR TO ITS EXERCISE.

PACIFIC CONTINENTAL CORPORATION

111 West 7th Avenue	P.O. Box 10727
Eugene, OR 97401	Eugene, Oregon 97440-2727

PRELIMINARY PROXY STATEMENT

For Annual Meeting of Shareholders

to be held on April 20, 2004

INTRODUCTION

      This Proxy Statement and the accompanying Proxy are furnished to the shareholders of the Company in connection with the solicitation of proxies by the Board of Directors of the Company for use at it’s Annual Meeting of Shareholders to be held on Tuesday, April 20, 2004, and any adjournments thereof, for the purposes set forth in the accompanying Notice of Annual Meeting of Shareholders. The date of this Proxy Statement is March 17, 2004. This Proxy Statement and the accompanying Proxy and Notice of Annual Meeting were first mailed to shareholders on or about March 17, 2004.

GENERAL INFORMATION

Purpose of the Meeting

      At the Annual Meeting, shareholders will be asked to consider and vote upon:

•	The election of Messrs. Hal Brown, Larry Campbell and Michael D. Holzgang to serve as directors of the Company for three-year terms or until their successors have been elected and qualified.

•	An amendment to the Company’s Articles of Incorporation

1)	To increase the number of authorized shares of common stock from 10,000,000 to 25,000,000;

2)	To eliminate the par value for shares of both common and preferred stock; and

3)	To delete various provisions pertaining to the Company’s formation that are no longer required to appear in the Articles of Incorporation.

Record Ownership and Quorum

      Shareholders of record as of the close of business on March 5, 2004 (“Record Date”), are entitled to one vote for each share of Common Stock then held. As of the Record Date there were 6,789,787 shares of Common Stock issued and outstanding. The presence, in person or by proxy, of at least a majority of the total number of outstanding shares of Common Stock entitled to vote is necessary to constitute a quorum at the Annual Meeting. Abstentions will be counted as shares present and entitled to vote at the Annual Meeting for purposes of determining the existence of a quorum. Broker nonvotes will not be considered shares present and will not be included in determining whether a quorum is present.

Solicitation of Proxies

      The Board of Directors solicits proxies so that each shareholder has the opportunity to vote on the proposals to be considered at the Annual Meeting. In addition to the use of the mail, proxies may be solicited by personal interview or telephone by directors, officers and employees of the Company or its bank subsidiary, Pacific Continental Bank (“Bank”). It is not expected that compensation will be paid for the solicitation of proxies.

      When a Proxy card is returned properly signed and dated, the shares represented by the Proxy will be voted in accordance with the instructions on the Proxy card. Where no instructions are indicated, proxies will be voted FOR the director nominees and FOR the approval of the proposed amendments to the Articles of Incorporation.

Voting of Proxies by Record Holder

      Shareholders who execute Proxies retain the right to revoke them at any time. Proxies may be revoked by written notice delivered in person or mailed to the Secretary of the Company or by filing a later Proxy prior to a vote being taken at the Annual Meeting. Attendance at the Annual Meeting will not automatically revoke a Proxy, but a shareholder in attendance may request a ballot and vote in person, thereby revoking a previously granted Proxy.

Voting of Proxies by Beneficial Holder

      If your shares are held by a bank, broker or other holder of record, then you will receive instructions from the holder of record that you must follow in order for your shares to be voted. If you want to attend the shareholder meeting and vote in person, you will need to bring an account statement or letter from the nominee indicating that you were the beneficial owner of the shares on the Record Date.

Voting for Directors

      The nominees for election as directors at the Annual Meeting who receive the highest number of affirmative votes will be elected. Shareholders are not permitted to cumulate their votes for the election of directors. Votes may be cast for or withheld from the directors as a group, or for each individual nominee. Votes that are withheld and broker nonvotes will have no effect on the outcome of the election because directors will be elected by a plurality of votes cast.

Voting for Amendments to Articles of Incorporation

      The proposal to amend the Company’s Articles of Incorporation requires the affirmative FOR vote of a majority of the outstanding shares of the Company’s common stock. You may vote for, against or abstain from approving the amendments to the Articles of Incorporation. If you abstain, it has the same effect as a vote against. Shareholders of record are entitled to one vote per share on this proposal.

PROPOSAL NO. 1 — ELECTION OF DIRECTORS

      The Company’s Articles of Incorporation provide that the number of directors will be not less than six (6), with the number of directors to be established in accordance with the Company’s Bylaws. The Company’s Bylaws currently provide for a board of eight (8) to twelve (12) directors, with the specific number of directors to be established by board resolution. Through resolution the Board of Directors has currently established ten (10) as the number of directors to serve the Company. The Company’s Articles of Incorporation require that the terms of the directors be staggered so that approximately one-third of the total number of directors is elected each year.

      The Governance/ Nominating Committee has recommended to the Board, and the Board has nominated, Hal Brown, Larry Campbell and Michael D. Holzgang for election as directors for three-year terms to expire in the year 2007. Messrs. Brown, Campbell and Holzgang have served as directors of the Company since 2002, 1999, and 2002, respectively and directors of the Bank since 2002, 1982 and 2002, respectively.

The Board of Directors recommends that you vote FOR the nominees to be elected as directors.

      If any of the nominees should refuse or be unable to serve, your Proxy will be voted for such persons as are designated by the Board of Directors to replace any such nominee. The Board of Directors presently has no knowledge that any nominee will refuse or be unable to serve. As of December 31, 2003, directors of the Company also served as directors of the Bank. The reference to tenure of director of the Company prior to its formation refers to tenure as director of the Bank.

Nominees for Director

Nominees for Directors with Terms Expiring 2007

      Hal Brown, 50, was elected a director of the Company and Bank in August 2002 following his July 2002 appointment as President and Chief Executive Officer of the Company and the Bank. Prior to his promotion, Mr. Brown served as the Executive Vice President and Chief Operating Officer of the Company and the Bank from 1999, and prior to that served as the Senior Vice President and Chief Financial Officer of the Company and the Bank from 1996. He began his career with the Bank in 1985 as Cashier.

      Larry Campbell, 63, has been a director of the Company since 1982. Mr. Campbell is the President of L.G. Campbell Commercial Inc., which owns Campbell Commercial Real Estate. He is a past Board Member of the University of Oregon Alumni Association and the Eugene/ Springfield Metro Partnership.

      Michael D. Holzgang, 46, has been a director of the Company since 2002. Mr. Holzgang serves as Senior Vice President of Colliers International, a global real estate services firm. Prior to joining Colliers International in 2001, Mr. Holzgang worked with Cushman and Wakefield of Oregon for nearly 20 years. Among other volunteer board service, Mr. Holzgang is the past President of the Boys and Girls Clubs of Portland and currently acts as Vice Chairman of NW Medical Teams International, an organization that coordinates the planning efforts of many voluntary organizations that respond to disasters.

Continuing Directors

Directors with Terms Expiring 2005

      Michael S. Holcomb, 60, has been a director of the Company since 1997. Mr. Holcomb is the Managing Partner of Berjac of Oregon, a Northwest Premium Financing Company for commercial insurance premiums. Prior to joining Berjac, Mr. Holcomb was a commissioned officer in the United States Air Force. Among other professional interests, Mr. Holcomb is involved in the Downtown Rotary and the Eugene Executive Association.

      Donald G. Montgomery, 64, has been a director of the Company since 1996, Vice Chairman of the Board since 2000 and currently serves as the chair of the Compensation Committee. Mr. Montgomery is currently a private investor. Mr. Montgomery formerly served as the Chief Operating Officer of the Timber Products

Company, a privately owned wood products production and sales company. Prior to joining Timber Products, Mr. Montgomery worked for Kings Table International where he retired as Chief Operating Officer in 1985.

      Donald L. Krahmer, Jr., 46, has been a director of the Company since 2002 and currently serves as the chair of the Audit Committee and the chair of the Governance/ Nominating Committee. Mr. Krahmer is a Shareholder of the law firm Schwabe, Williamson and Wyatt, P.C. specializing in corporate law. Prior to joining Schwabe in 2003, Mr. Krahmer was a partner at Black Helterline, LLP and had held various management positions with Endeavour Capital, PacifiCorp Financial Services, PacifiCorp and U.S. Bancorp. Mr. Krahmer serves as member of the board of directors of the Portland Business Alliance, the Cascade Pacific Council of the Boy Scouts of America, and the Arlington Club. Mr. Krahmer is a member of the American Bar Association’s Business Law Section and its Corporate Governance, Venture Capital and Private Equity and Negotiated Acquisitions committees.

Director with Terms Expiring 2006

      Robert Ballin, 62, has been a director of the Company since 1980, and has served as Chairman of the Board since 2000. Mr. Ballin currently serves as Chairman of Willis, Eugene which is the largest insurance brokerage office between Portland and San Francisco. Among other professional interests, Mr. Ballin has also served on numerous community and philanthropic boards.

      Donald A. Bick, 68, has been a director of the Company since 1972. Mr. Bick is an attorney and sole practitioner. From 1963 until 1999, Mr. Bick served as a partner at the law firm Bick & Monte, P.C. From 1971 through 1986, Mr. Bick served as Vice President of Eugene Aircraft Inc., a Piper Aircraft dealership. In addition, Mr. Bick served as a director of Black Butte Ranch, a destination resort property, serving two years as chairman.

      John H. Rickman, 62, has been a director of the Company since 2003. Mr. Rickman retired from U.S. Bank in December of 2001, after more than 38 years of service. Prior to his retirement, Mr. Rickman served as President of U.S. Bank, Oregon and head of the bank’s Oregon commercial lending group. Mr. Rickman was involved with numerous civic and professional organizations including: the executive committee of the Portland Chamber; United Way campaign cabinet committee, member of the SOLV-Founders Circle, and Goodwill industries of Columbia-Willamette. He previously served on the board of the Oregon Business Council, the Association for Portland Progress, co-chair of the Oregon Mentoring Initiative, and the Portland Oregon Sports Authority. He is a past chairman of the Oregon Bankers Association.

      Ronald F. Taylor, 67, has been a director of the Company since 1973. In 1997, Mr. Taylor retired as the General Manager of Willamette Graystone Inc., a Northwest company, which produces and sells concrete and related masonry products. Mr. Taylor served as General Manager for Willamette Graystone for over 25 years.

INFORMATION REGARDING THE BOARD OF

DIRECTORS AND ITS COMMITTEES

      The following sets forth information concerning the Board of Directors and certain Committees of the Company and the Bank for the fiscal year ended December 31, 2003.

Board of Directors

      The Company held 7 Board meetings and the Bank held 12 Board meetings in 2003. Each director attended at least 75% percent of the aggregate of (i) the total number of meetings of the Boards of Directors, and (ii) the total number of meetings held by all committees on which he served. During 2003 the Board of Directors met twice in executive session, without management present. Although the Company has no formal policy requiring director attendance at the Annual Meeting of Shareholders, all directors are encouraged to attend the meeting. At the 2003 Annual Meeting of Shareholders all serving directors were in attendance.

      The Board has determined that each member of the Board, except for Hal Brown, who is the President and CEO of the Company, meets the applicable SEC requirements and listing standards regarding

“independence” required by Nasdaq and that each such director is free of relationships that would interfere with the individual exercise of independent judgment.

Shareholder Communication with the Board of Directors

      The Company and the Board of Directors welcomes communication from shareholders and has established a formal method for receiving such communication. The preferred method is by e-mail and can be most conveniently done by visiting the Company’s Website and clicking on the Corporate Governance link within the Investor Relations section on the Company’s home page (www.therightbank.com). By further clicking on Shareholder Communications an e-mail dialog box will be made available for shareholder comments. The e-mail is sent to the Board Chair with a copy sent to the Company’s CEO.

      For shareholders who do not have access to the Company’s Website, communications with the Board may also be made by writing to the Chairman of the Board, c/o the Corporate Secretary, Pacific Continental Corporation, P.O. Box 10727, Eugene, Oregon 97440-2727. A copy of such written communication will also be sent to the Company’s CEO. If the Chairman and the CEO determine that such communications, whether received by e-mail or mail, are relevant to and consistent with the Company’s operations and policies, such communications will be forwarded to the entire Board for review and consideration.

Certain Committees of the Board of Directors

      The Company and Bank Boards have jointly established an Audit Committee, Compensation Committee, and a Corporate Governance/ Nominating Committee. Each committee operates under a formal written charter approved by the Committee and adopted by the Board of Directors. Committee charters are available for review on the Company’s Website by clicking on the Corporate Governance link within the Investor Relations section on the Company’s Website (www.therightbank.com).

      Audit Committee. The Audit Committee is currently comprised of five directors, each of whom is considered “independent” (as defined by the Nasdaq listing standards). The Audit Committee is directly responsible for the appointment, compensation, retention and oversight of the outside auditors performing or issuing an audit report, and approves the engagement and fees for all audit and non-audit functions, with the independent auditors reporting directly to the Audit Committee. The responsibilities of the Audit Committee include overseeing (i) the integrity of the Company’s financial statements, which includes reviewing the scope and results of the annual audit by the independent auditors, any recommendations of the independent auditors and management’s response to such recommendations, and the accounting principles being applied by the Company in financial reporting; (ii) the establishment of procedures for the receipt, retention and treatment of accounting controls; (iii) the reports of bank regulatory authorities and reporting its conclusions to the Board; (iv) the procedures with respect to the records and business practices of the Company and Bank, (v) the adequacy and implementation of the internal auditing, accounting and financial controls; (vi) the independent auditor’s qualifications and independence; and (vii) the compliance with the Company’s legal and regulatory requirements.

      The Audit Committee oversees and evaluates the adequacy of the Company’s internal and disclosure controls, but management is responsible for developing and implementing the internal controls and the financial reporting process. The independent accountants are responsible for performing an independent audit of the consolidated financial statements in accordance with generally accepted auditing standards and issues a report thereon. The committee’s responsibility is to monitor and oversee this process. The Committee held eleven meetings during the year. For all or a portion of 2003, members of the Audit Committee consisted of Messrs. Bick, Holcomb, Holzgang, Krahmer (chair), Montgomery (partial year service), and Taylor. The Board of Directors has determined that director Krahmer meets the definition of “audit committee financial expert” as defined in rules adopted by the Securities and Exchange Commission (SEC) under the Sarbanes Oxley Act of 2002 (the “Sarbanes Act”).

      Compensation Committee. The Compensation Committee is currently comprised of four directors, each of whom is considered “independent” (as defined by the Nasdaq listing standards). The Compensation Committee reviews and approves the Company’s retirement and benefit plans, determines the salary and incentive compensation for Mr. Brown and certain other executive officers, and establishes compensation for directors. The Committee held five meetings during the year. For all or a portion of 2003, members of the Compensation Committee consisted of Messrs. Montgomery (Chair), Holcomb, Rickman (partial service) and Taylor.

      Corporate Governance/ Nominating Committee. The Corporate Governance/ Nominating Committee is currently comprised of five directors, each of whom is considered “independent” (as defined by the Nasdaq listing standards). The committee reviews and considers various corporate governance standards as suggested or required by SEC, Nasdaq and other regulatory agencies. These standards may include Company code of ethics, defining board member expectations, and review of Company committee charters. In addition, the committee recommends to the full Board a slate of director nominees for election at the Company’s annual meeting. The Committee held six meetings during the year. For all or a portion of 2003, members of the Corporate Governance/ Nominating Committee consisted of Messrs. Ballin, Holzgang Krahmer (chair), Montgomery, and Rickman (partial year service).

Compensation of Directors

      Director Fees. For the year 2003 and as authorized by the Company’s Bylaws, the Company has an established program for director compensation in which each director of the Company receives a monthly fee of $1,400 for each regularly scheduled meeting and $100 for each committee meeting attended. The Chairman of the Board receives $1,600 for each regularly scheduled meeting and $100 for each committee meeting attended.

      In addition to their directors’ fees, directors participate in an incentive bonus program. The program provides that directors may receive an annual bonus of up to $10,000, with the exact amount based in part on the Company’s return on average equity. For 2003, each director received a bonus of $7,000.

      Directors’ Stock Option Plan. The Company maintains a director stock option plan for the benefit of non-employee directors. The plan authorizes the non-employee directors of the Board to administer the plan and to grant nonqualified stock options to non-employee directors of the Company. The plan provides that the exercise price of options granted must be not less than the greater of (i) 100% of the fair market value; or (ii) the net book value of such stock on the date of the grant. All options granted under the plan expire not more than ten years from the date of grant and may be fully vested at the time of the grant.

      From time to time, the plan may be amended or a new plan may be adopted to provide for additional shares. In 1999, the Board adopted and the shareholders approved the current Director Stock Option Plan (“1999 DSOP”), providing for the grant of up to 100,000 shares of the Company’s Common Stock. At the 2003 Annual Meeting, the shareholders approved an amendment to the 1999 Director Stock Option Plan to increase the number of shares available under the plan by an additional 100,000 shares.

      At December 31, 2003, 169,961 shares remained available for issuance under the amended 1999 DSOP, subject to appropriate adjustments for any stock splits, stock dividends, or other changes in the capitalization of the Company.

      Directors’ Stock Option Grants. In October 2003, an individual grant to purchase 5,333 shares was awarded to non-employee director John Rickman at a per share exercise price of $14.10. The options were fully vested at the time of grant and expire in 2008.

SECURITY OWNERSHIP OF CERTAIN

BENEFICIAL OWNERS AND MANAGEMENT

      The table on the following page shows, as of December 31, 2003, the amount of Common Stock beneficially owned by (a) each director and director nominee; (b) the executive officers of the Company; (c) all persons who are beneficial owners of five percent or more of the Company’s Common Stock; and (d) all of the Company’s directors and executive officers as a group. Beneficial ownership is a technical term broadly defined by the SEC to mean more than ownership in the usual sense. In general, beneficial ownership includes any shares a director or executive officer can vote or transfer and stock options that are exercisable currently or become exercisable within 60 days. Except as noted below, each holder has sole voting and investment power for all shares shown as beneficially owned. Where beneficial ownership was less than one percent of all outstanding shares, the percentage is not reflected in the table.

SECURITY OWNERSHIP OF CERTAIN

BENEFICIAL OWNERS AND MANAGEMENT

		Number of		Percentage of
Name	Position with Company	Shares(1)		Shares(1)

Executive Officers and Directors
Hal M. Brown	Director, President and Chief Executive Officer	176,504		2.59%
Roger Busse	Executive Vice President, Chief Credit Officer	8,667		*
Mitchell J. Hagstrom	Senior Vice President, Manager of Client Services	53,003	(2)	*
Daniel J. Hempy	Executive Vice President, Director of Corporate Banking	15,556		*
Michael Reynolds	Senior Vice President, Chief Financial officer	12,374		*
Robert A. Ballin	Director	354,514		5.08%
Donald A. Bick	Director	45,530	(3)	*
Larry G. Campbell	Director	61,780		*
Michael S. Holcomb	Director	113,279	(4)	1.66%
Michael D. Holzgang	Director	6,000		*
Donald L. Krahmer, Jr.	Director	8,133		*
Donald G. Montgomery	Director	28,864		*
John H. Rickman	Director	9,333		*
Ronald F. Taylor	Director	37,034	(5)	*
Directors and executive officers as a group (14 persons)		921,795	(6)	13.24%

*	Represents less than 1% of the Company’s outstanding Common Stock

1.	Share amounts include options to acquire shares that are exercisable within 60 days as follows: Ballin 14,133 shares; Bick 14,133 shares; Brown 22,013 shares; Campbell 14,133 shares; Busse 8,667 shares; Hagstrom 15,160 shares; Hempy 8,889 shares; Holcomb 14,133 shares; Holzgang 5,333 shares; Krahmer 5,333 shares; Montgomery 14,133 shares; Reynolds 6,067 shares; Rickman 5,333 shares and Taylor 14,133 shares.

2.	Includes 20,917 shares held in a charitable remainder trust and 309 shares held as custodian for minor children

3.	Includes 621 shares held by spouse

4.	Includes 12,163 shares held jointly with children.

5.	Includes 10,352 shares held by spouse.

6.	Includes 161,593 shares subject to options that could be exercised within 60 days.

5% Shareholder
Five M Investments, LLC	447,932	6.60%
2100 Kimberly Circle Eugene, OR 97405

EXECUTIVE COMPENSATION

      The following table sets forth the last three fiscal years compensation received by the Chief Executive Officer and the four most highly compensated principal officers of the Company, whose total compensation during the last fiscal year exceeded $100,000. The Bank pays all compensation of the executive officers.

SUMMARY COMPENSATION TABLE

					Long Term Compensation

	Annual Compensation				Awards		Payouts

						Securities
					Restricted	Underlying
				Other Annual	Stock	Options/	LTIP	All Other
Name and Principal Position	Year	Salary(1)	Bonus(2)(3)	Compensation(4)	Awards	SARs(#)(5)	Payouts	Compensation(6)(7)

Hal M. Brown	2003	$198,715	$87,000	$0	$0	7,500	$0	$25,505
President and Chief	2002	$157,678	$25,000	$0	$0	20,000	$0	$18,352
Executive Officer	2001	$134,529	$70,000	$0	$0	8,800	$0	$23,071
Roger Busse,	2003	$100,160	$55,000	$0	$0	28,833	$0	$6,596
Executive Vice President, Chief Credit Officer
Mitchell J. Hagstrom,	2003	$99,202	$38,000	$0	$0	7,500	$0	$18,260
Senior Vice President,	2002	$92,070	$20,000	$0	$0	6,667	$0	$14,291
Manager of Client	2001	$85,475	$33,000	$0	$0	8,800	$0	$17,605
Services
Daniel J. Hempy	2003	$157,923	$42,000			8,743	$0	$16,604
Executive Vice President,	2002	$90,537	$55,000	$0	$0	53,333	$0	$4,912
Director of Corporate Banking
Michael Reynolds	2003	$96,266	$37,000	$0	$0	6,000	$0	$15,558
Senior Vice President,	2002	$92,514	$16,000	$0	$0	6,667	$0	$11,256
Chief Financial Officer	2001	$88,344	$14,000	$0	$0	7,333	$0	$14,675

1.	Includes director and committee fees of $19,100 paid to Mr. Brown.

2.	Bonus accrued during the 2003 fiscal year and paid in 2004. Includes 2003 director bonus of $7,000 earned by Mr. Brown.

3.	Includes an employment inducement paid to Mr. Busse in 2003.

4.	Does not include amounts attributable to miscellaneous benefits received by executive officers, including the use of company-owned automobiles and the payment of certain club dues. In the opinion of management, the costs to the Bank of providing such benefits to any individual executive officer during the year ended December 31, 2003 did not exceed the lesser of $50,000 or 10% of the total of annual salary and bonus reported for the individual.

5.	Adjusted to reflect the September 2003 4-for-3 stock split and the 10% stock dividend of September 2001.

6.	Includes contributions accrued by the Bank during 2003 for the benefit of Messrs. Brown, Hagstrom Hempy and Reynolds in the amounts of $18,321, $10,094, $8,150 and $9,819, respectively, pursuant to the Bank’s 401(k) Profit Sharing Plan.

7.	Includes insurance premiums paid by the Bank during 2003 on behalf of Messrs. Brown, Busse, Hagstrom, Hempy and Reynolds in the amounts of $7,184, $6,596, $8,166, $8,454, and $5,739, respectively.

Stock Option Plans

      The Company maintains an Incentive Stock Option Plan for the benefit of employees of the Bank. The Company’s Compensation Committee administers the plan. Under the terms of the plan, the committee may grant employees of the Bank options in the form of “incentive” or “non-qualified” stock options to purchase shares of the Company’s Common Stock at a purchase price of not less than the greater of (i) 100% of the fair market value; or (ii) the net book value of such stock on the date of the grant (in the case of an incentive stock option, the price may not be less than the fair market value). The options have a term not exceeding ten years from the date the option is granted.

      In 1999, the Board adopted and the shareholders approved the current 1999 Employee Stock Option Plan (“1999 Plan”). The 1999 Plan provides for the grant of up to 500,000 shares of the Company’s Common Stock. At the 2003 Annual Meeting the shareholders approved an amendment to the 1999 Plan to increase the number of shares available under the plan by an additional 500,000 shares. At December 31, 2003, 594,023 shares remained available for issuance under the amended 1999 Plan, subject to appropriate adjustments for any stock splits, stock dividends, or other changes in the capitalization of the Company. No shares remain available for grant under any of the other existing plans.

      Stock Option Grants. The following table sets forth certain information concerning individual grants of stock options under the stock option plans awarded to the named officers during the year ended December 31, 2003.

OPTION GRANTS IN LAST FISCAL YEAR

						Potential Realizable
						Value at Assumed
						Annual Rates of Stock
						Price Appreciation for
Individual Grants						Option Term

			% of Total
			Options
			Granted to
	Options		Employees in	Exercise	Expiration
Name	Granted(1)		Fiscal Year	Price(1)	Date	5%	10%

Hal M. Brown	7,500	(2)	3.90%	$14.77	11-28-08	$30,605	$67,629
Roger Busse	7,500	(2)	3.90%	$14.77	11-28-08	$30.605	$67,629
	21,333	(2)	11.11%	$11.36	03-18-08	$66,955	$147,953
Mitchell J. Hagstrom	7,500	(2)	3.90%	$14.77	11-28-08	$30,605	$67,629
Daniel J. Hempy	8,743	(2)	4.55%	$11.44	06-02-08	$27,634	$61,603
Michael Reynolds	6,000	(2)	3.12%	$14.77	11-28-08	$24,484	$54,103

1.	The number of shares granted and the exercise price have been adjusted to reflect the 4-for-3 stock split of September 2003.

2.	Options granted vest over a four-year period, with 25% of the shares vesting on each of the first, second, third, and fourth anniversaries of the grant date.

      Stock Option Exercises. The following table sets forth certain information concerning exercises of stock options pursuant to the Company’s stock option plans by the named executive officers during the year ended December 31, 2003 and stock options held at year-end.

AGGREGATED OPTION EXERCISES IN LAST FISCAL YEAR

AND YEAR END OPTION VALUES

			Number of Unexercised		Value of Unexercised
	Shares		Options at Year End		Options at Year End(2)
	Acquired on	Value
Name	Exercise(1)	Realized	Exercisable	Unexercisable	Exercisable	Unexercisable

Hal M. Brown	0	$0	22,013	28,954	$166,236	$120,154
Roger Busse	0	$0	8,667	20,166	$39,261	$65,777
Mitchell J. Hagstrom	0	$0	15,160	18,074	$112,050	$16,125
Daniel J. Hempy	0	$0	8,889	53,188	$63,201	$355,177
Michael Reynolds	1,467	$5,995	6,067	15,400	$27,808	$39,310

1.	Shares acquired have been adjusted to reflect the September 2003, 3-for-4 stock split.

2.	On December 31, 2003, the closing market price of the Common Stock was $ 15.89. For purposes of the foregoing table, stock options with an exercise price less than that amount are considered to be “in-the-money” and are considered to have a value equal to the difference between the estimated market price and the exercise price of the stock option multiplied by the number of stock option shares.

EQUITY COMPENSATION PLAN INFORMATION

	Year Ended December 31, 2003

	Number of Shares to be	Weighted-Average Exercise	Number of Shares Remaining
	Issued Upon Exercise of	Price of Outstanding	Available for Future Issuance
	Outstanding Options,	Options, Warrants and	Under Equity Compensation
	Warrants and Rights(1)	Rights	Plans(1)

Equity compensation plans approved by security holders	806,736	$10.05	763,984
Equity compensation plans not approved by security holders	0	$0	0

(1)	Consists of shares that are outstanding and shares available for future issuance under the respective plans. The material terms of the plans are described above. Al figures have been adjusted to reflect the September 20034, 4-for-3 stock split.

Executive Agreements

      Hal Brown Employment Agreement. During 2002, the Bank and Company entered into an Employment Agreement (“Agreement”) with Hal Brown, who was elected to the Board of Directors and appointed President and Chief Executive Officer in 2002. The initial Agreement was for a term of three years, expiring on April 30, 2005. Annually, unless action is taken by the board otherwise, the term of the Agreement is extended for an additional one-year period, reestablishing a term of three years. The board took no such action during 2003, resulting in an extension of the original expiration date to April 30, 2006. Under the terms of the Agreement, Mr. Brown received an initial annual salary in the amount of $175,000 (Mr. Brown’s current salary is $183,750) and a cash bonus opportunity based on the Bank’s 401(k)/bonus formula in effect at that time. In the event Mr. Brown is terminated before the term ends for “good reason” or by the Company or the Bank, without “cause,” Mr. Brown will be entitled to receive compensation (including any bonus earned) and benefits in the amounts that they would have received had they been employed, for a period of 12 months from the date of termination. In addition, the Agreements provide for severance payments in the event employment is terminated (i) voluntarily or involuntarily within one year after a change in control (as defined); or (ii) involuntarily within one year prior to the occurrence of a change of control. In the event of a change in control, executive will be eligible to receive a lump sum payment equal to a multiple of two and one half times of the executive’s highest compensation received during any of the most recent three calendar years prior to or simultaneous with the change in control; and in the case of an involuntary termination following a change of control, the continuation of certain benefits, including portions of medical and dental insurance premiums, for a period of one year.

      Daniel J. Hempy Employment Agreement. During 2002, the Bank and Company entered into an Employment Agreement (“Agreement”) with executive officer Daniel J. Hempy. The Agreement is for a term of three years, expiring on May 23, 2005. Under the terms of the Agreement, Mr. Hempy received an initial annual salary in the amount of $155,000 (Mr. Hempy’s current salary is $159,650) and a 2002 cash bonus of $55,000. Beginning in 2003, Mr. Hempy’s bonus opportunity is based on the Bank’s 401(k)/bonus formula in effect at that time. The Agreement entitles Mr. Hempy to receive incentive stock options to purchase shares of the Company with a market value of $100,000 as of the date of grant in years 2003 and 2004. In the event Mr. Hempy resigns before the term ends for “good reason” or is terminated by the

Company or the Bank without “cause,” Mr. Hempy will be entitled to receive compensation (including any bonus earned) and benefits in the amounts that they would have received had they been employed, for a period of 12 months from the date of termination. In addition, the Agreements provide for severance payments in the event employment is terminated (i) voluntarily or involuntarily within one year after a change in control (as defined); or (ii) involuntarily within one year prior to the occurrence of a change of control. In the event of a change in control, executive will be eligible to receive a lump sum payment equal to a multiple of two times of the executive’s highest compensation received during any of the most recent three calendar years prior to or simultaneous with the change in control; and in the case of an involuntary termination following a change of control, the continuation of certain benefits, including portions of medical and dental insurance premiums, for a period of one year.

      Executive Severance Agreements. The Bank has entered into Executive Severance Agreements with certain of its executive officers. Under these agreements, the executive is entitled to receive severance payments in the event his or her employment is terminated (i) voluntarily or involuntarily within three years after a change in control (as defined); or (ii) involuntarily within two years prior to the occurrence of a change in control. Under the terms of these agreements, Messrs. Hagstrom and Reynolds would be eligible to receive a lump sum payment equal to the executive’s highest compensation received during any of the most recent three calendar years prior to or simultaneous with, the change in control; and Mr. Busse would be eligible to receive an amount equal to one and one-half times the executive’s highest compensation received during any of the most recent three calendar years prior to or simultaneous with, the change in control.

401(k) Profit Sharing Plan

      The Bank has a 401(k) Profit Sharing Plan (“401(k) Plan”) covering substantially all employees. An employee must be at least 18 years of age and have one year of service with the Bank to be eligible for the 401(k) Plan (“Effective Date”). Under the 401(k) Plan, participants may defer a percentage of their compensation, the dollar amount of which may not exceed the limit as governed by law. At the discretion of the Board, the Bank may also elect to pay a discretionary matching contribution equal to a percentage of the amount of the salary deferral made by the participant. The 401(k) Plan provides that contributions made are 100% vested immediately upon the participant’s Effective Date. During 2003, the amount accrued by the Bank for the benefit of employees under the 401(k) Plan totaled $423,420. The Bank acts as the Plan Administrator of the 401(k) Plan. The 401(k) Plan’s trustees determine general investment options. The 401(k) Plan participants make specific investment decisions.

Compensation Committee Report

      The following is a report of the Compensation Committee of the Board of Directors, which is responsible for establishing and administering the Company’s Executive and Director Compensation Programs. The Board of Directors has determined that all of the members of the Compensation Committee meet the independence requirements as defined under the Nasdaq listing standards. The Committee operates under a formal written charter approved by the Committee and adopted by the Board of Directors, and the charter is available for review on the Company’s Website by clicking on the Corporate Governance link within the Investor Relations section on the Company’s home page (www.therightbank.com). The following report includes specific matters relating to compensation during the year 2003.

      Compensation Philosophy and Objectives. The philosophy underlying the development and administration of the Company’s annual and long-term compensation plans align the interests of the shareholders with those of executive management. Key elements of this philosophy are to:

•	Attract and retain highly qualified executive officers;

•	Establish compensation plans which deliver salary and incentive based compensation proportionate to the Company’s performance, as measured by operating, financial and strategic objectives; and

•	Provide significant equity-based incentives for executives to ensure that they are motivated over the long-term to respond to the Company’s business challenges and opportunities as owners.

      Components of Executive Compensation. The Company structures executive base salaries to be competitive within the marketplace, both for similarly sized financial institutions and similarly complex organizations regardless of industry. Additional incentive based compensation is provided to recognize and reward individual and Company performance relative to certain Company objectives. The Company objectives are a combination of operating, financial and strategic goals that are considered to be critical to the Company’s goal of building long-term shareholder value. Specific measurements include loan and deposit growth, asset quality, return on average assets, return on average equity, operating income, growth in earnings per share and regulatory ratings. Other factors considered in making executive compensation determinations include customer satisfaction, new business creation, total stockholder return, the development of employees and the fostering of teamwork and other Company values.

      Incentive based compensation programs include annual bonus opportunities, stock option grants, and a performance based 401(k)/ Profit Sharing Plan employer match. The Company’s incentive bonus program is administered by the Compensation Committee. Dollars for the bonus program are accumulated based on the earnings of the Company. For the year 2003 annual bonus opportunities were accrued as a percent of the executive’s base salary and awarded depending on individual performance and the Company’s results related to the accomplishment of specific strategic goals.

      The Company’s current long-term incentive program consists of the amended 1999 Stock Option Plan and is administered by the Compensation Committee. The Committee believes executives who own shares of the Company’s Common Stock are more closely aligned with the long-term objectives of all shareholders. Stock option grants are established at the then value of the Company’s Common Stock, thereby providing an incentive for executives to build shareholder value. Executives receive value from these grants if the Company’s Common Stock appreciates over the term of the grant.

      The Company’s 401(k)/ Profit Sharing Plan provides additional performance incentive. Company employer matches are discretionary and are administered by the Compensation Committee. Eligible employees may contribute a portion of their salary as a 401(k) contribution. Annually the Committee determines the degree to which eligible contributions are matched. The Committee has historically tied the employer match percentage to bank performance, specifically to the return on average assets.

      Compensation for the Chief Executive Officer. Hal Brown has served as President and Chief Executive Officer of the Company since July 2002. The Compensation Committee used the executive compensation factors described above to determine Mr. Brown’s compensation for 2003. Considering all factors, which were not specifically weighted, the Board awarded Mr. Brown an incentive bonus payment in the amount of $80,000. Mr. Brown’s current salary is $183,745. During 2003, Mr. Brown was also granted a five-year option to acquire 7,500 shares of Company stock.

Compensation Committee

Donald G. Montgomery (Chairman)
Michael S. Holcomb
John Rickman (member beginning April 2003)
Ronald F. Taylor

Audit Committee Report

      The following is a report of the Audit Committee of the Board of Directors, which is responsible for establishing and administering the Company’s internal controls. The Board of Directors has determined that all of the members of the Audit Committee meet the independence requirements as defined under the Nasdaq listing standards. The Board of Directors has determined that director Krahmer meets the definition of “audit committee financial expert.” The Committee operates under a formal written charter approved by the Committee and adopted by the Board of Directors, and the charter is available for review on the Company’s Website by clicking on the Corporate Governance link within the Investor Relations section on the Company’s home page (www.therightbank.com).

      During 2003 the Audit Committee retained independent accountants, Zirkle, Long & Trigueiro, LLC, Certified Public Accountants to perform certain defined services including the 2003 and 2004 annual audits, reviews of 2003 and 2004 annual and quarterly reports filed on Forms 10-K and 10-Q, and preparation of the Company’s 2003 and 2004 tax returns.

      The Audit Committee has met and held discussions with management and the Company’s independent accountants. Management represented to the Committee that the Company’s consolidated financial statements were prepared in accordance with generally accepted accounting principles, and the Committee has reviewed and discussed the audited consolidated financial statements with management and the independent accountants. The Committee discussed with the independent accountants matters required to be discussed by Statement on Auditing Standards No. 61 (Communication with Audit Committees).

      Our independent accountants also provided to the Committee the written disclosures required by Independence Standards Board Standard No. 1 (Independence Discussions with Audit Committees), and the Committee discussed with the independent accountants that firm’s independence.

      Based on the Committee’s review of the audited consolidated financial statements and the various discussions with management and the independent accountants noted above, the Committee recommended that the Board of Directors include the audited consolidated financial statements in the Company’s Annual Report on Form 10-K for the year ended December 31, 2003, filed with the Securities and Exchange Commission.

Audit Committee Members

Donald L. Krahmer, Jr. (Chair beginning April 2003)
Donald A. Bick (member throughout the year and chair through March 2003)
Michael S. Holcomb
Michael Holzgang (member beginning April 2003)
Donald G. Montgomery (member through March 2003)
Ronald F. Taylor

Corporate Governance/ Nominating Committee Report

      The following is a report of the Corporate Governance/ Nominating Committee of the Board of Directors, which is responsible for the Company’s review and consideration of corporate governance standards and for establishing the annual ballot for director nominees. The Board of Directors has determined that all of the members of the Corporate Governance/ Nominating Committee meet the independence requirements as defined under the Nasdaq listing standards. The Committee operates under a formal written charter approved by the Committee and adopted by the Board of Directors, and the charter is available for review on the Company’s Website by clicking on the Corporate Governance link within the Investor Relations section on the Company’s home page (www.therightbank.com).

      The Corporate Governance/ Nominating Committee is responsible for reviewing with the Board, on an annual basis, the requisite skills and characteristics new Board members should possess as well as the composition of the Board as a whole. This review includes an assessment of the absence or presence of material relationships with the Company which might impact independence, as well as consideration of diversity, skills, experience, time available and the number of other boards the member sits on in the context of the needs of the Board and the Company, and such other criteria as the Committee shall determine to be relevant at the time. The Corporate Governance/ Nominating Committee recommends nominees for directorships to the Board in accordance with the foregoing and the policies and principles in its charter.

      Philosophy and Responsibilities. The Key elements of the philosophy underlying director responsibilities are:

•	The Board will have a majority of outside directors.

•	All outside directors will, in the business judgment by the Board, meet the criteria for independence required by Nasdaq for continued listing and all other applicable legal requirements.

•	The Board believes in the separation of the offices of Chairman and the Chief Executive Officer.

•	The basic responsibility of the directors is to exercise their business judgment to act in what they reasonably believe to be in the best interests of the Company. In discharging that obligation, directors are entitled to rely on the honesty and integrity of the Company’s senior executives and its outside advisors and auditors.

•	Directors are expected to attend Board meetings, the Annual Meeting of Shareholders, and meetings of committees on which they serve, and to spend the time needed and meet as frequently as necessary to properly discharge their responsibilities.

      Director Candidates: The Committee will recommend to the board the number of director positions required for the forthcoming year. When considering director nominations the Corporate Governance/ Nominating Committee will give equal consideration to director candidates nominated by shareholders and the Committee’s own candidates, provided that the shareholder recommendations are made in accordance with the procedures described in this Proxy Statement under “INFORMATION CONCERNING SHAREHOLDER PROPOSALS AND DIRECTOR NOMINATIONS.” Candidates will be interviewed by the Committee (any expenses are the responsibility of the candidate) to evaluate the candidate’s competencies, business acumen, community visibility, Company share ownership, and such other criteria as the Committee shall determine to be relevant at the time. Current directors standing for reelection are not required to participate in an interview process.

      Nominees for Director. In considering the director slate to be recommended to shareholders at the 2004 Annual Meeting of Shareholders, the Committee recommended retaining the current number of directors at ten. Three director terms expire in 2004 and current directors Brown, Campbell and Holzgang have expressed a desire to continue service. The Committee recommended to the board that all three current directors be nominated for reelection with three-year terms to expire in 2007.

Corporate Governance/ Nominating Committee

Donald L. Krahmer, Jr. (Chairman)
Robert A. Ballin
Michael Holzgang
Donald G. Montgomery
John Rickman (member beginning April 2003)

STOCK PERFORMANCE GRAPH

STOCK PERFORMANCE LINE GRAPH

	PCBK	S&P 500	SNL Index

12/31/98	100.00	100.00	100.00
12/31/99	74.00	121.00	93.00
12/31/00	52.00	110.00	90.00
12/31/01	84.00	97.00	127.00
12/31/02	99.00	76.00	164.00
12/31/03	147.00	97.00	237.00

      The above line graph and table below compares the total cumulative shareholder return on the Company’s Common Stock, based on reinvestment of all dividends, to the cumulative total returns of the Standard & Poor’s S&P Composite 500 Index, and SNL Securities $250 to $500 Million Bank Asset Size Index (“SNL Index”). The graph assumes $100 invested on December 31, 1998, in the Company’s Common Stock and each of the indices.

	December 31

	1998	1999	2000	2001	2002	2003

PCB (PCBK)	$100	$074	$52	$84	$99	$147
S&P 500	$100	$121	$110	$97	$76	$97
SNL Index	$100	$93	$90	$127	$164	$237

TRANSACTIONS WITH MANAGEMENT

      The Bank has had, and expects to have in the future, banking transactions, including loans, in the ordinary course of business with directors, executive officers, and their associates, on substantially the same terms, including interest rates and collateral, as those prevailing at the same time for comparable transactions with other persons, which transactions do not involve more than the normal risk of collection or present other unfavorable features. All such loans were made in the ordinary course of the Bank’s business, on substantially the same terms, including interest rates and collateral, as those prevailing at the time for comparable transactions with other customers and in the opinion of management, do not involve any undue credit risk to the Bank.

PROPOSAL NO. 2 — AMEND THE COMPANY’S ARTICLES OF INCORPORATION

      The Board of Directors recommends that the Company’s Articles of Incorporation be amended to (i) increase the number of shares of common stock that the Company is authorized to issue from 10 million shares to 25 million shares, (ii) eliminate the par value for shares of both common and preferred stock; and (iii) delete various provisions pertaining to the Company’s formation that are no longer required to appear in the Articles of Incorporation.

      Increase in Number of Authorized Shares of Common Stock. Article V of the Company’s Articles of Incorporation currently provides that the Company is authorized to issue 10 million shares of common stock, and 20,000 shares of preferred stock. On the record date, 6,789,787 shares of common stock, and no shares of preferred stock, were issued and outstanding. On the record date, option grants totaling 806,736 shares had been granted but not exercised, and an additional 727,984 shares were available for issuance.

      As a result of recent stock splits and dividends, as well as stock issuances under the Company’s Employee and Director Stock Option Plans, the number of authorized shares available for issuance has been substantially reduced.

      The Board believes it to be in the best interests of the Company that 15 million additional shares of common stock be authorized to enable the Company to satisfy ongoing corporate requirements and to take advantage of opportunities that may be presented in the future. While the Board is not aware of any specific current or pending opportunities, the additional common stock may, in particular, be issued in connection with future stock splits, stock dividends, and the Company’s potential acquisition of businesses, assets, securities or other property. The authorization of additional common stock will allow the Company to respond promptly and effectively to such opportunities as they arise. Furthermore, such stock could be issued for cash to provide capital for the continued growth of the Company. If authorization of such additional shares of common stock were deferred until a specific need arose, the time and expense required to obtain necessary shareholder approval could prevent the Company from taking advantage of favorable business or financing opportunities. Finally, sufficient common stock must remain available for issuance under the Company’s stock option plans.

      If the proposed amendment is adopted, the Board will be empowered, under Oregon corporate law, to issue the additional authorized shares of common stock for the purposes described above, or any other business purposes the board may deem appropriate, without further shareholder approval. The issuance of additional common stock could result in dilution of the percentage of equity ownership of the Company’s existing shareholders and, in certain circumstances, may also result in a dilution of earnings per share of existing common stock.

      Moreover, the authorization of additional common stock might be viewed as having the effect of discouraging takeover attempts. The Board is not aware of any proposed or pending attempts to change control of the Company and intends that the additional common stock will be used for business purposes such as stock splits, stock dividends, acquisitions, and financing rather than to resist takeover attempts. The Company’s Articles of Incorporation already include other provisions that are intended to discourage uninvited takeover attempts that may be disruptive to the Company’s business or unfair to shareholders. These provisions (1) impose limitations on changes in the composition of the Company’s Board; (2) require the Board to consider certain nonmonetary factors in evaluating any takeover offer; and (3) require that certain transactions be approved by a vote of at least two-thirds of the shares then outstanding and entitled to vote. Nevertheless, blocks of common stock (or a combination of common or preferred shares) could potentially be issued to parties supportive of management and the Board and opposed to any attempt to change control of the Company. This might discourage or make more difficult attempts to gain control of the Company through transactions such as tender offers or proxy contests, even if such transactions were viewed by some shareholders as potentially favorable.

      Elimination of Par Value. The Company’s Articles of Incorporation currently provide for a par value of $1.00 per share of common stock and $100.00 per share of preferred stock. The elimination of par value is proposed in an effort to improve financial reporting and administrative efficiency, and has no correlation to the value of your stock. The elimination of par value will simplify the presentation of the capital accounts on the Company’s financial statements. Eliminating par value for the common and preferred shares will not cause a reduction in the capital of the Company or the underlying equity of any shareholder, and there will be no impact (positive or negative) on the Company’s earnings.

      Other Technical Amendments. The Board believes that, concurrently with amending the substantive provisions of the Company’s Articles of Incorporation discussed above, certain technical clean-up changes should be made at this time. In particular, the Board proposes to delete certain provisions the Company’s Articles that, while required at the time the Company was formed, are no longer necessary. The Board proposes to delete provisions in (i) Article II regarding the Company’s initial registered agent; (ii) Article IX regarding the incorporators of the Company; (iii) Section 1 of Article X regarding the Company’s initial board of directors; and (iv) Section 3 of Article X regarding the staggered terms of the initial board of directors. None of these proposed changes will have any impact on your rights as a shareholder of the Company.

      Approval and Effective Date. In order for the above amendments to be adopted, the proposal must be approved by the holders of at least a majority of the outstanding shares of the Company’s common stock. If adopted, the amendment will be effective upon filing the Amended and Restated Articles of Incorporation with the Oregon Secretary of State. A copy of the full text of the Amended and Restated Articles is attached to this Proxy Statement as Exhibit A.

The Board of Directors recommends that you vote FOR the proposed amendments.

COMPLIANCE WITH SECTION 16(a) FILING REQUIREMENTS

      Section 16(a) of the Securities Exchange Act of 1934, as amended, (“Section 16(a)”) requires that all executive officers and directors of the Bank and all persons who beneficially own more than 10 percent of the Company’s Common Stock file reports with the Securities and Exchange Commission with respect to beneficial ownership of the Company’s Securities. The Company has adopted procedures to assist its directors and executive officers in complying with the Section 16(a) filings.

      Based solely upon the Company’s review of the copies of the filings which it received with respect to the fiscal year ended December 31, 2003, or written representations from certain reporting persons, the Company believes that all reporting persons made all filings required by Section 16(a) on a timely basis.

AUDITORS

      Zirkle Long & Trigueiro LLC, Certified Public Accountants, performed the audit of the consolidated financial statements for the Company for the year ended December 31, 2003. Representatives of Zirkle Long & Trigueiro LLC will be present at the Annual Meeting, and will have the opportunity to make a statement if they so desire. They also will be available to respond to appropriate questions.

      The Audit Committee has appointed independent auditors Zirkle Long & Trigueiro LLC, Certified Public Accountants to audit the Company’s financial statements for 2004. The Audit Committee will review the scope of any such audit and other assignments given to the auditors to determine whether such assignments would affect their continued independence.

Fees Paid to Independent Auditors

      During the fiscal years ending December 31, 2002 and 2003, fees paid by the Company to Zirkle Long & Trigueiro LLC consisted of the following:

      Audit Fees. The aggregate fees billed to the Company by Zirkle Long & Trigueiro LLC for professional services rendered in connection with the audit of our financial statements and review of financial statements included in the Company’s Form 10-Q’s or services to the Company in connection with statutory or regulatory filings or engagements for the fiscal year ended December 31, 2003 totaled $74,810 and for the fiscal year ended December 31, 2002 totaled $71,201.

      Audit-Related Fees. The aggregate fees billed to the Company by Zirkle Long & Trigueiro LLC for assurance and related services that are reasonably related to the performance of the audit or review of the Company’s financial statements other than Audit Fees for the fiscal year ended December 31, 2003 totaled $7,329 and none for the fiscal year ended December 31, 2002.

      Tax Fees. The aggregate fees billed to the Company by Zirkle Long & Trigueiro LLC for tax compliance, tax advice and tax planning for the fiscal year ended December 31, 2003 totaled $9,257 and for the fiscal year December 31, 2002 totaled $7,103.

      All Other Fees. No other fees were billed to the Company by Zirkle Long & Trigueiro LLC in 2003 or 2002.

      For the fiscal year 2003 the Audit Committee considered and deemed the services provided by Zirkle Long & Trigueiro LLC compatible with maintaining the principal accountant’s independence.

              Audit Committee Pre-Approval of Audit and Permissible Non-Audit Services of Independent Auditors

      The Audit Committee pre-approves all audit and permissible non-audit services provided by the independent auditors. These services may include audit services, audit-related services, tax services, compliance services, consulting services and other services. For each proposed service, the independent auditor is required to provide detailed back-up documentation at the time of approval. The Audit Committee may delegate pre-approval to one or more of its members. Such a member must report any decisions to the Audit Committee at the next scheduled meeting.

OTHER BUSINESS

      The Board of Directors knows of no other matters to be brought before the shareholders at the Annual Meeting. In the event other matters are presented for a vote at the Meeting, the Proxy holders will vote shares represented by properly executed Proxies in their discretion in accordance with their judgment on such matters.

      At the Meeting, management will report on the Company’s business and shareholders will have the opportunity to ask questions.

INFORMATION CONCERNING SHAREHOLDER PROPOSALS AND DIRECTOR NOMINATIONS

      Shareholders may submit proposals for consideration at future annual shareholder meetings, including director nominations.

      Shareholder Proposals. In order for a shareholder proposal to be considered for inclusion in the Company’s Proxy Statement for next year’s annual meeting, the written proposal must be received by the Company no later than November 19, 2004 and should contain such information as is required under the Company’s Bylaws. Such proposals need to comply with the SEC’s regulations regarding the inclusion of shareholder proposals in Company-sponsored proxy materials. No shareholder proposal from the floor will be considered at the annual meeting. In addition, if we receive notice of a shareholder proposal after February 3, 2005, the persons named as proxies in such proxy statement and form of proxy will have discretionary authority to vote on such shareholder proposal.

      Director Nominations. The Company’s Bylaws permit shareholders to nominate directors at a shareholder meeting. In order to make a director nomination at an annual meeting, the Company must receive written notice not fewer than 120 days before the first anniversary of the date that the Proxy Statement for the preceding year’s annual meeting was first sent to shareholders. The Company’s Proxy Statement was first sent to shareholders on March 17, 2004; thus, notice of any director nomination must be received by November 19, 2004. In addition, the notice must meet all other requirements contained in the Company’s Bylaws and include any other information required pursuant to SEC Regulation 14A.

      Copy of Bylaw Provisions. You may contact the Company’s Corporate Secretary at the Company’s main office for a copy of the relevant Bylaw provisions regarding the requirements for making shareholder proposals and nominating director candidates.

AVAILABLE INFORMATION

      The Company currently files periodic reports and other information with the SEC. Such information and reports may be obtained as follows:

•	Read and copied at the SEC’s Public Reference Room at 450 Fifth Street, NW, Washington, D. C. 20549. (You may obtain information on the operation of the Public Reference Room by calling the SEC at 1-800-SEC-0330.)

•	On the SEC Internet site at www.sec.gov.

•	Accessing the Bank’s website at www.therightbank.com. Additional information, including recent press releases, is also available on the Bank’s Website.

REPORTS TO SHAREHOLDERS

      A copy of the 2003 Annual Report to Shareholders and the accompanying 2003 Annual Report on Form 10-K is included with this Proxy Statement. Written requests for the Form 10-K, Form 10-Q and other information requests should be addressed to Michael Reynolds, Senior Vice President and Chief Financial Officer of Pacific Continental Bank, at P.O. Box 10727, Eugene, Oregon 97440-2727.

By Order of the Board of Directors

HAL BROWN
President and
Chief Executive Officer

Eugene, Oregon

March 17, 2004

Exhibit A

AMENDED AND RESTATED

ARTICLES OF INCORPORATION
OF
PACIFIC CONTINENTAL CORPORATION

ARTICLE I.

NAME

      The name of this corporation is PACIFIC CONTINENTAL CORPORATION.

ARTICLE II.

Registered Office

      The registered office and the principal place of business of the corporation is 111 West 7th Street, Eugene, Lane County, Oregon.

ARTICLE III.

Duration

      The duration of this corporation will be perpetual.

ARTICLE IV.

Purpose

      The purpose for which this corporation is formed is to engage in any business activity now or hereafter permissible by the laws of the State of Oregon and the United States.

ARTICLE V.

Capitalization

      The aggregate number of shares which this corporation will have authority to issue is twenty-five million (25,000,000) shares of no par value per share common stock and twenty thousand (20,000) shares of no par value per share preferred stock.

      A.     The preferred stock will have the following preferences, rights and limitations:

1. Each share of preferred stock will be entitled to a dividend from funds legally available for the payment thereof which will have priority to the payment of dividends on common stock.

2. The dividend on preferred shares will be cumulative on a daily basis from the date of issue of such shares. So long as there are any accrued but unpaid dividends on the preferred shares, there will be no distribution to or on behalf of the common shares, either by way of dividend, purchase thereof by the corporation, or otherwise.

3. Upon the dissolution of the corporation, each share of preferred stock will receive out of the assets of the corporation the amount determined by the Board of Directors for the applicable series and no more in priority to payment on the common shares.

4. Preferred shares will be convertible into shares of common stock but only if authorized by the Board of Directors of the corporation for the applicable series and upon the terms and conditions adopted by the Board of Directors.

5. Preferred shares will have no vote on any matter except on those matters which by law a vote cannot be denied.

6. The holders of preferred shares will have no preemptive rights as to preferred or common shares.

      B.     The common stock will have the following preferences, rights and limitations:

1. The common shares will have full voting rights. each share to entitle the holder thereof to one vote.

2. After all cumulative but unpaid dividends on preferred shares have been paid or set apart for payment, the holders of the common shares will be entitled to receive dividends from funds legally available for the payment thereof, but only when and as such dividends will be declared by the Board of Directors.

3. Upon the dissolution of the corporation, after payment in full to the holders of preferred shares of the sums which such holders are entitled to receive, the holders of common shares will receive and be paid all remaining assets of the corporation.

4. The common shares will have no preemptive rights as to either the preferred shares, or as to the common shares into which the preferred shares may be convertible, or any other common shares or options for common shares

      C.     The preferred shares may be divided into and issued in series. Each series will be so designated by the Board of Directors as to distinguish the shares thereof from the shares of all other series and classes. All preferred shares will be identical, except as to the following relative rights and preferences, as to which there may be variations between different series:

1. The rate of dividend.

2. Whether shares can be redeemed, and if so, the redemption price and the terms and conditions of redemption.

3. The amount payable upon shares in event of voluntary or involuntary liquidation.

4. Sinking fund provisions, if any, for the redemption or purchase of shares.

5. The terms and conditions, if any, on which shares may be converted.

      Authority is expressly vested in the Board of Directors to divide any or all of preferred shares into series and within the limitations set forth by law and in these Articles of Incorporation, fix and determine the relative rights and preferences of the shares of any series so established by resolution or resolutions setting forth the designation of the series and fixing and determining the relative rights and preferences thereof. Any such resolution or resolutions will be adopted by the Board of Directors before any shares of that series are issued. The Board of Directors may, from time to time, increase the number of preferred shares of any then existing series by making all unissued preferred shares a part of such series. The Board of Directors may decrease (but not below the number of such shares then outstanding) the number of preferred shares of any then existing series by requiring that all unissued shares previously assigned to such series will no longer constitute a part thereof. The Board of Directors is hereby empowered to classify or reclassify any unissued preferred shares by fixing or altering the terms thereof in respect of the above mentioned particulars and by assigning the same to an existing newly created series from time to time before the issuance of such shares.

ARTICLE VI.

INDEMNIFICATION AND DIRECTOR LIABILITY

      SECTION 1 — DEFINITIONS. As used in this Article:

(a) The term “Egregious Conduct” by a person will mean acts or omissions that involve intentional misconduct or a knowing violation of law, participation in any transaction from which the person will personally receive a benefit in money, property, or services to which the person is not legally entitled, an unlawful distribution under the Oregon Bank Act, and conduct for which the person is adjudged liable to the corporation.

(b) The term “Finally Adjudged” will mean stated in a judgment by a court having jurisdiction, from which there is no further right to appeal.

(c) The term “Director” will mean any person who is a director of the corporation and any person who, while a director of the corporation, is serving at the request of the corporation as a director, officer, manager, partner, trustee, employee, or agent of another foreign or domestic corporation, limited liability company, partnership, joint venture, trust, or other enterprise, or is a fiduciary or party in interest in relation to any employee benefit plan covering any employee of the corporation or of any employer in which it has an ownership interest; and “conduct as a Director” will include conduct while a Director is acting in any of such capacities.

(d) The term “Officer-Director” will mean any person who is simultaneously both an officer and director of the corporation and any person who, while simultaneously both an officer and director of the corporation, is serving at the request of the corporation as a director, officer, manager, partner, trustee, employee, or agent of another foreign or domestic corporation, limited liability company, partnership, joint venture, trust, or other enterprise, or is a fiduciary or party in interest in relation to any employee benefit plan covering any employee of the corporation or of any employer in which it has an ownership interest; and “conduct as an Officer-Director” will include conduct while such a person is acting as an officer of the corporation or in any of such other capacities.

(e) The term “Subsidiary Corporation” will mean any corporation or limited liability company at least eighty percent of the voting interests of which is held beneficially by this corporation.

(f) The term “Subsidiary Outside Director” will mean any person who, while not principally employed by this corporation or any Subsidiary Corporation, is a director or manager of a Subsidiary Corporation and any such person who, while a director or manager of a Subsidiary Corporation, is serving at the request of such corporation as a director, officer, manager, partner, trustee, employee, or agent of another foreign or domestic corporation, limited liability company, partnership, joint venture, trust, or other enterprise, or is a fiduciary or party in interest in relation to any employee benefit plan covering any employee of such corporation or of any employer in which it has an ownership interest; and “conduct as a Subsidiary Outside Director” will include conduct while such a person is acting in any of such capacities.

      SECTION 2 — Liability of Directors. No Director, Officer-Director, former Director or former Officer-Director will be personally liable to the corporation or its shareholders for monetary damages for conduct as a Director or Officer-Director occurring after the effective date of this Article unless the conduct is Finally Adjudged to have been Egregious Conduct.

      SECTION 3 — Liability of Subsidiary Outside Directors. No Subsidiary Outside Director or former Subsidiary Outside Director will be personally liable in any action brought directly by this corporation as a shareholder of the Subsidiary Corporation or derivatively on behalf of the Subsidiary Corporation (or by any shareholder of this corporation double-derivatively on behalf of this corporation and the Subsidiary Corporation) for monetary damages for conduct as a Subsidiary Outside Director occurring after the effective date of this Article unless the conduct is Finally Adjudged to have been Egregious Conduct.

      SECTION 4 — Mandatory Indemnification of Directors. Subject to Sections 7 and 8 of this Article, the corporation will indemnify any person who is, or is threatened to be made, a party to any action, suit, or proceeding, whether civil, criminal, administrative, or investigative, and whether formal or informal, and whether by or in the right of the corporation or its shareholders or by any other party, by reason of the fact that the person is or was a Director, Officer-Director, or Subsidiary Outside Director against judgments, penalties or penalty taxes, fines, settlements (even if paid or payable to the corporation or its shareholders or to a Subsidiary Corporation) and reasonable expenses, including attorneys’ fees, actually incurred in connection with such action, suit or proceeding unless the liability and expenses were on account of conduct Finally Adjudged to be Egregious Conduct.

      SECTION 5 — Advancing Expenses. Except as prohibited by Sections 7 and 8 of this Article, the reasonable expenses, including attorneys’ fees, of a Director, Officer-Director, Subsidiary Outside Director, or person formerly serving in any such capacities, incurred in connection with an action, suit or proceeding in which the individual is entitled to indemnification under Section 4 will be paid or reimbursed by the corporation, upon request of such person, in advance of the final disposition of such action, suit or proceeding upon receipt by the corporation of a written, unsecured promise by the person to repay such amount if it will be Finally Adjudged that the person is not eligible for indemnification. All expenses incurred by such person in connection with such action, suit or proceeding will be considered reasonable unless Finally Adjudged to be unreasonable.

      SECTION 6 — Procedure. Except as required by Sections 7 and 8 of this Article, no action by the Board of Directors, the shareholders, independent counsel, or any other person or persons will be necessary or appropriate to the determination of the corporation’s indemnification obligation under this Article in any specific case, to the determination of the reasonableness of any expenses incurred by a person entitled to indemnification under this Article, nor to the authorization of indemnification in any specific case.

      SECTION 7 — Exception for Internal Claims. Notwithstanding anything else in these Articles, the corporation will not be obligated to indemnify any person for any expenses, including attorneys’ fees, incurred to assert any claim against the corporation (except a claim to enforce rights to indemnification) or any person related to or associated with it, including any person who would be entitled hereby to indemnification in connection with the claim.

      SECTION 8 — Exception for State Law. Notwithstanding anything else in these Articles, the corporation will not be obligated to indemnify any person for any expenses, including attorneys’ fees, incurred as a result of any action listed in ORS §60.047 (2)(d).

      SECTION 9 — Exception for Regulatory Claims.

(a) Regulatory Proceedings Generally. Notwithstanding anything else in these Articles, indemnification of any Director, Officer-Director or Subsidiary Outside Director, or any person formerly serving in any such capacities, and advancement of expenses in connection with either an administrative proceeding or a civil action instituted by a federal banking agency (“Regulatory Proceedings”) will be governed by this Section.

(b) Banking Regulations Defined. The term “Banking Regulations” will mean any state or federal laws or regulations applicable to the corporation, or any formal policies adopted by a regulatory agency having jurisdiction over the corporation.

(c) Indemnification in Regulatory Proceedings. The corporation will provide indemnification and advancement of expenses in connection with Regulatory Proceedings to the extent permitted, and in the manner prescribed by Banking Regulations. Insurance and other means to ensure payment of costs and expenses in Regulatory Proceedings may be obtained or provided to the extent permitted and in the manner prescribed by Banking Regulations.

      SECTION 10 — Enforcement of Rights. The corporation will indemnify any person granted indemnification rights under this Article against any reasonable expenses incurred by the person to enforce such rights.

      SECTION 11 — Set-off of Claims. Any person granted indemnification rights herein may directly assert such rights in set-off of any claim raised against the person by or in the right of the corporation and will be entitled to have the same tribunal which adjudicates the corporation’s claim adjudicate the person’s entitlement to indemnification by the corporation.

      SECTION 12 — Continuation of Rights. The indemnification rights provided in this Article will continue as to a person who has ceased to be a Director, Officer-Director, or Subsidiary Outside Director and will inure to the benefit of the heirs, executors, and administrators of such person.

      SECTION 13 — Effect of Amendment or Repeal. Any amendment or repeal of this Article will not adversely affect any right or protection of a Director, Officer-Director, or Subsidiary Outside Director or person formerly serving in any of such capacities existing at the time of such amendment or repeal with respect to acts or omissions occurring prior to such amendment or repeal.

      SECTION 14 — Severability of Provisions. Each of the substantive provisions of this Article is separate and independent of the others, so that if any provision hereof will be held to be invalid or unenforceable for any reason, such invalidity or unenforceability will not affect the validity or enforceability of the other provisions.

ARTICLE VII.

FAIR PRICE PROVISION

      SECTION 1. For purposes of this Article:

(a) An interested shareholder transaction means any transaction between a corporation, or any subsidiary thereof, and an interested shareholder of such corporation or an affiliated person to an interested shareholder, that must be authorized pursuant to applicable law by a vote of the shareholders.

(b) An interested shareholder:

1. Includes any person or group of affiliated persons who beneficially own twenty percent or more of the outstanding voting shares of a corporation. An affiliated person is any person who either acts jointly or in concert with, or directly or indirectly controls, is controlled by, or is under common control with another person; and

2. Excludes any person who, in good faith and not for the purpose of circumventing this Article, is an agent, custodial bank, broker, nominee, or trustee for another person, if such other person is not an interested shareholder under Section 1(b)(1) of this Article.

      SECTION 2. Except as provided in Section 3 of this Article, an interested shareholder transaction must be approved by the affirmative vote of the holders of two-thirds of the shares entitled to be counted under this Section 2, or if any class of shares is entitled to vote thereon as a class, then by the affirmative vote of two-thirds of the shares of each class entitled to be counted under this Section 2 and of the total shares entitled to be counted under this Section 2. All outstanding shares entitled to vote under applicable law or the Articles of Incorporation will be entitled to be counted under this Section 2, except shares owned by or voted under the control of an interested shareholder may not be counted to determine whether shareholders have approved a transaction for purposes of this Section 2. The vote of the shares owned by or voted under the control of an interested shareholder, however, will be counted in determining whether a transaction is approved under other provisions of applicable law and for purposes of determining a quorum.

      SECTION 3. This Article will not apply to a transaction:

(a) Approved by a majority vote of the board of directors. For such purpose, the vote of directors whose votes are otherwise entitled to be counted under the Articles of Incorporation and applicable law who are directors or officers of, or have a material financial interest in, an interested shareholder, or who were nominated for election as a director as a result of an arrangement with an interested shareholder and first elected as a director within twenty-four months of the proposed transaction, will not be counted in determining whether the transaction is approved by such directors; or

(b) In which a majority of directors whose votes are entitled to be counted under Section 3(a) determines that the fair market value of the consideration to be received by noninterested shareholders for shares of any class of which shares are owned by any interested shareholder is not less than the highest fair market value of the consideration paid by any interested shareholder in acquiring shares of the same class within twenty-four months of the proposed transaction.

      SECTION 4. This Article may be amended or repealed only by the affirmative vote of the holders of two-thirds of the shares entitled to be counted under this Section 4. All outstanding shares entitled to vote under applicable law or the Articles of Incorporation will be entitled to be counted under this Section 4, except shares owned by or voted under the control of an interested shareholder may not be counted to determine whether shareholders have voted to approve the amendment or repeal. The vote of the shares owned by or voted under the control of an interested shareholder, however, will be counted in determining whether the amendment or repeal is approved under other provisions of applicable law and for purposes of determining a quorum.

      SECTION 5. The requirements imposed by this Article are to be in addition to, and not in lieu of, requirements imposed on any transaction by any provision of applicable law, or any other provision of the Articles of Incorporation, or the Bylaws or otherwise.

ARTICLE VIII.

CONSIDERATION OF NON-MONETARY FACTORS

      The Board of Directors of the corporation, when evaluating any offer of another party to (a) make a tender or exchange offer for any equity security of the corporation, (b) merge or consolidate the corporation with another corporation, or (c) purchase or otherwise acquire all or substantially all of the properties and assets of the corporation, will, in connection with the exercise of its judgment in determining what is in the best interests of the corporation and its stockholders, give due consideration to all relevant factors, including without limitation the social and economic effects on the employees, customers, suppliers, and other constituents of the corporation and its subsidiaries and on the communities in which the corporation and its subsidiaries operate or are located.

ARTICLE IX.

BOARD OF DIRECTORS

      SECTION 1.     The Board of Directors will consist of not fewer than six individuals. The exact number will be fixed by the Bylaws and may be changed from time to time in the manner provided in the Bylaws.

      SECTION 2.     The Board of Directors will be divided into three classes: Class 1, Class 2, and Class 3. Each such Class will consist, as nearly as possible, of one-third of the total number of directors constituting the entire Board of Directors. Each director will serve for a term ending on the date of the third annual meeting of shareholders following the annual meeting at which such director was elected.

      SECTION 3.     In the event of an increase or decrease in the authorized number of directors, (a) each director then serving as such will nevertheless continue as a director of the Class in which he or she is a member until the expiration of his or her current term, or his or her earlier resignation, removal from office or death, and (b) the newly created or eliminated directorships resulting from such increase or decrease will be apportioned by the Board of Directors among the three Classes of directors so as to maintain such Classes as nearly equal as possible.

      SECTION 4.     No director may be removed from office without cause except by a vote of two-thirds of the shares then entitled to vote at an election of directors. Except as otherwise provided by law, cause for removal will exist only if the Board of Directors has reasonable grounds to believe that the corporation has suffered or will suffer substantial injury as a result of the gross negligence or dishonesty of the director whose removal is proposed.

AMENDMENT X.

AMENDMENT TO ARTICLES

      SECTION 1.     The corporation reserves the right to amend, alter, change or repeal any provision of its Articles of Incorporation to the extent permitted by the laws of the State of Oregon. All rights of shareholders are granted subject to this reservation.

      SECTION 2.     The Board of Directors will have full power to adopt, alter, amend or repeal the Bylaws of the corporation or to adopt new Bylaws. Nothing herein, however, will deny the concurrent power of the shareholders to adopt, alter, amend or repeal the Bylaws.

*****

I, the undersigned, declare under the penalties of perjury that I have examined the foregoing and to the best of my knowledge and belief, it is true, correct and complete.

      DATED this            day of                     , 2004.

PACIFIC CONTINENTAL CORPORATION

By

Hal Brown, President and CEO

PROXY
PACIFIC CONTINENTAL CORPORATION
Please complete and return immediately

This Proxy Is Solicited on Behalf of the Board of Directors

The undersigned shareholder of PACIFIC CONTINENTAL CORPORATION (“Pacific”) hereby appoints Robert Ballin and Donald G. Montgomery, and each of them (with full power to act alone), the true and lawful attorneys and proxies, each with full power of substitution, for me and in my name, place and stead, to act and vote all of the common stock of Pacific standing in my name and on its books on March 5, 2004, at the Annual Meeting of Shareholders to be held at Pacific Continental Bank’s Olive Street Office, located at 111 West 7th Avenue, Eugene, Oregon on April 20, 2004, at 7:30 p.m., and at any adjournment thereof, with all the powers the undersigned would possess if personally present.

1.	ELECTION OF DIRECTORS. A vote to elect the following nominees.

A.	I vote FOR all nominees listed below. ☐

Hal Brown	*	Larry Campbell	*	Michael D. Holzgang

B.	I WITHHOLD AUTHORITY to vote for all nominees in the list above. ☐

C.	I WITHHOLD AUTHORITY to vote for any individual whose name I have struck a line through in the list above. ☐

2.	AMEND THE COMPANY’S ARTICLES OF INCORPORATION to (i) increase the number of shares authorized for issuance; (ii) eliminate the par value of Pacific’s common and preferred stock; and (iii) make certain other technical amendments.

FOR	☐	AGAINST	☐	ABSTAIN	☐

3.	WHATEVER OTHER BUSINESS may properly be brought before the Meeting or any adjournment thereof.

THIS PROXY CONFERS AUTHORITY TO VOTE “FOR” AND WILL BE VOTED “FOR” THE PROPOSALS LISTED UNLESS AUTHORITY IS WITHHELD OR A VOTE AGAINST OR AN ABSTENTION IS SPECIFIED, IN WHICH CASE THIS PROXY WILL BE VOTED IN ACCORDANCE WITH THE SPECIFICATION SO MADE.

Management knows of no other matters that may properly be, or which are likely to be, brought before the Meeting. However, if any other matters are properly presented at the Meeting, and you are present at the Meeting, you will be given the opportunity to vote by ballot.

The Board of Directors recommends a vote FOR the listed directors and proposal.

SIGN BELOW:

(Date signed)

WHEN SIGNING AS ATTORNEY, EXECUTOR, ADMINISTRATOR, TRUSTEE OR GUARDIAN, PLEASE GIVE FULL TITLE. IF MORE THAN ONE TRUSTEE, ALL SHOULD SIGN. ALL JOINT OWNERS MUST SIGN.